UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2018

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2018, Hilton Worldwide Holdings Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2018, as supplemented by the definitive additional materials on Schedule 14A filed with the SEC on April 19, 2018 (collectively, the “Proxy Statement”). The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 - Election of Directors

At the annual meeting, the Company’s stockholders elected the persons listed below as directors for a one-year term expiring in 2019 or until their respective successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Christopher J. Nassetta	287,875,674	494,844	46,530	6,430,530
Jonathan D. Gray	279,939,434	8,429,100	48,514	6,430,530
Charlene T. Begley	287,407,252	961,200	48,596	6,430,530
Melanie L. Healey	287,218,653	1,150,390	48,005	6,430,530
Raymond E. Mabus, Jr.	287,900,420	467,567	49,061	6,430,530
Judith A. McHale	285,641,965	2,727,800	47,283	6,430,530
John G. Schreiber	285,133,823	3,234,797	48,428	6,430,530
Elizabeth A. Smith	286,508,279	1,861,002	47,767	6,430,530
Douglas M. Steenland	284,180,558	4,187,224	49,266	6,430,530

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2018.

For	Against	Abstain	Broker Non-Votes
292,276,542	2,512,739	58,297	—

Proposal No. 3 – Non-Binding Vote on Executive Compensation

The Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
278,610,747	9,402,300	404,001	6,430,530

Item 8.01	Other Events.

On May 10, 2018, the independent members of the Board of Directors of the Company (the “Board”) appointed Douglas M. Steenland as the Board’s independent Lead Director. In addition, as part of its periodic review of the annual director compensation program, the Board approved the following: in addition to the regular annual cash retainer for Board members, to provide the Lead Director an additional annual cash retainer of $75,000; to increase the amount of the annual equity award for Board members by $10,000; to increase the amount of the audit and compensation committee chair retainers by $5,000; to increase the amount of the audit committee member retainer by $7,500; and to increase the amount of each of the compensation and nominating and corporate governance committee retainers by $2,500.

As part of its periodic review of the structure of its committees, the Board also appointed Charlene T. Begley as audit committee chair (taking the place of Douglas M. Steenland) and appointed Judith A. McHale as compensation committee chair (taking the place of John G. Schreiber).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/S/ KRISTIN A. CAMPBELL
Name:	Kristin A. Campbell
Title:	Executive Vice President, General Counsel and Secretary

Date: May 11, 2018